Kelly


Exhibit 99.2

Q4 2024

February 13, 2025



Presentation Disclosures

Non-GAAP Measures

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2024 goodwill impairment charge, the 2024 asset impairment charges, the 2024 integration costs, the 2024 executive transition costs, the 2024 gain on equity securities, the 2024 transaction costs, the 2024 restructuring charges, the 2024 gain on sale of assets, the 2024 gain on forward contract, the 2024 gain on the sale of our EMEA staffing operations, the 2023 restructuring charges, the 2023 transaction costs, the 2023 loss on forward contract, the 2023 asset impairment charge and the 2023 tax adjustments related to the sale of our EMEA staffing operations are useful to understand the Company's fiscal 2024 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor Statement

This presentation contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly's financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers' compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business's anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. All information provided in this presentation is as of the date of this presentation and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.


▼9.174

Financials

Fourth-Quarter 2024 Takeaways



Organic revenue demonstrated positive performance and solid execution despite continued pressure with staffing demand

- Q4 revenue down 3.3% on a reported basis reflecting the sale of European staffing operations, up 4.4%[1] on an organic basis, notably improved versus prior quarters

Driving strategic progress on our specialty growth journey and delivering results

- Organic and inorganic growth initiatives drive market share gains across all business units
- Adjusted EBITDA margin of 3.7%, an increase of 110 basis points, reflects sustained efficiency from structural changes along with further productivity improvements
- Results include Motion Recruitment Partners, LLC ("MRP"), acquired on May 31, 2024, and the positive impact of MRP's higher gross and net margin continues

Executing on our strategy to accelerate focus on North American specialty staffing and global RPO and MSP businesses

- Integration efforts related to the acquisition of MRP as well as to further align processes and technology across the Company are in progress
- New customer wins and sales pipeline momentum contributing to organic growth and market share gains
- Continuing to proactively develop a pipeline of high-quality acquisition targets primarily focused on SET and Education

Refer to slides 22 and 23 for footnotes.

Fourth-Quarter 2024 Financial Summary

	Actual Results	Change Increase/(Decrease) As Reported	Change Increase/(Decrease) As Adjusted[(2)]
Revenue	$1.2B	(3.3%)	(3.3%)
Gross Profit Rate	20.3%	100 bps	100 bps
Loss from Operations	($56.7M)	NM	32.4%
Loss per Share	($0.90)	($1.21)	($0.11)
Adjusted EBITDA	$43.5M		33.9%
Adjusted EBITDA Margin	3.7%		110 bps

Refer to slides 22 and 23 for footnotes.

Fourth-Quarter 2024 Revenue Trends

	Reported[3]	Organic[1]
Total	(3.3%)	4.4%
Professional & Industrial	4.4%	n/a
Science, Engineering & Technology	37.9%	(4.3%)
Education	12.1%	12.0%
Outsourcing & Consulting	8.8%	n/a

Refer to slides 22 and 23 for footnotes.

Full Year 2024 Financial Summary

	Actual Results	Change Increase/(Decrease) As Reported	Change Increase/(Decrease) As Adjusted[2]
Revenue	$4.3B	(10.4%)	(10.4%)
Gross Profit Rate	20.4%	50 bps	50 bps
Loss from Operations	($15.1M)	NM	33.1%
Loss per Share	($0.02)	($1.00)	$0.14
Adjusted EBITDA	$143.5M		31.2%
Adjusted EBITDA Margin	3.3%		100 bps

Refer to slides 22 and 23 for footnotes.

Fourth-Quarter 2024 Gross Profit Rate



22.0%
21.5%
21.0%
20.5%
20.0%
19.5%
19.0%
18.5%
18.0%
Organic GP (80) bps
19.3%
100 bps
80 bps
(70) bps
(10) bps
20.3%
Q4 2023 GP Rate
Sale of EMEA staffing operations
MRP
Business Mix
Perm Fees
Q4 2024 GP Rate

- GP rate favorably driven by the sale of our lower margin EMEA staffing operations that was completed on January 2, 2024, and the acquisition of MRP that was completed on May 31, 2024
- Organic GP rate decreased at a lower rate than in prior quarters due to business mix, as growth in Education and PPO, which generate lower gross margins, outpaced growth in our higher margin outcome-based and staffing offerings

Fourth-Quarter 2024 SG&A



$ in millions
$250
$240
$230
$220
$210
$200
$190
$180
$170
$160
$150
$231
($31)
($16)
($6)
$4
$2
$33
$217
Q4 2023 SG&A
Sale of EMEA staffing operations
Restructuring & Transaction costs (4)
Operations
Integration costs
Executive transition costs
MRP
Q4 2024 SG&A

- SG&A expenses decreased following the sale of our EMEA staffing operations on January 2, 2024, and due to lower non-recurring restructuring charges for severance and third-party consultant fees for assistance with the execution of the transformation-related activities in Q4 2023, transaction costs related to the sale of our EMEA staffing operations, adjustments related to the MRP earnout liability, partially offset by acquisition costs related to MRP and Children's Therapy Center ("CTC")
- Expenses in Operations decreased as a result of management's efforts to align resource levels with volume as well as lower variable performance-based incentive compensation in response to lower revenue volume
- SG&A expenses increased due to integration costs related to initiatives to integrate MRP and aligning processes and technology across the Company; non-recurring costs associated with our CFO transition in Q4 2024; and also reflects the 2024 results of MRP, which was acquired as of May 31, 2024

Refer to slides 22 and 23 for footnotes.

Fourth-Quarter 2024 Revenue and Gross Profit Mix

- Kelly Professional & Industrial
- Kelly Science, Engineering, Technology & Telecom
- Kelly Education
- Kelly OCG

Revenue mix by segment


10%
33%
24%
33%

Gross Profit mix by segment


15%
29%
17%
39%

Fourth-Quarter 2024 EPS Summary

$ in millions except per share data

	2024		2023	
	Amount	Per Share	Amount	Per Share
Net earnings (loss)	($31.8)	($0.90)	$11.4	$0.31
Goodwill impairment charge, net of taxes[5]	54.4	1.53	–	–
Asset impairment charge, net of taxes[6]	6.0	0.17	–	–
Integration costs, net of taxes[7]	2.9	0.08	–	–
Executive transition costs, net of taxes[8]	1.7	0.05	–	–
Gain on equity securities, net of taxes[9]	(3.0)	(0.08)	–	–
Transaction (adjustments) costs, net of taxes[10]	(0.9)	(0.02)	6.4	0.18
Restructuring, net of taxes[11]	(0.2)	(0.01)	5.9	0.16
Tax adjustments on EMEA staffing transaction[12]	–	–	7.7	0.21
Loss on forward contract, net of taxes[13]	–	–	2.7	0.07
Adjusted net earnings	$29.1	$0.82	$34.1	$0.93

Refer to slides 22 and 23 for footnotes.

Full Year 2024 EPS Summary

$ in millions except per share data

	2024		2023	
	Amount	Per Share	Amount	Per Share
Net earnings (loss)	($0.6)	($0.02)	$36.4	$0.98
Goodwill impairment charge, net of taxes[5]	54.4	1.53	–	–
Transaction costs, net of taxes[10]	14.2	0.40	6.4	0.17
Asset impairment charge, net of taxes[6]	10.1	0.28	1.8	0.05
Integration costs, net of taxes[7]	7.4	0.21	–	–
Restructuring charges, net of taxes[11]	4.6	0.13	26.6	0.72
Executive transition costs, net of taxes[8]	1.7	0.05	–	–
Gain on sale of assets, net of taxes[14]	(4.0)	(0.11)	–	–
Gain on equity securities, net of taxes[9]	(3.0)	(0.08)	–	–
(Gain) loss on forward contract, net of taxes[13]	(1.2)	(0.03)	2.7	0.07
Gain on sale of EMEA staffing operations, net of taxes[15]	(0.4)	(0.01)	–	–
Tax adjustments on EMEA staffing transaction[12]	–	–	7.7	0.21
Adjusted net earnings	$83.2	$2.34	$81.6	$2.20

Refer to slides 22 and 23 for footnotes.

Fourth-Quarter 2024 Liquidity

$ in millions



$500
$400
$300
$200
$100
$0
-$100
-$200
-$300
-$400
$427
$126
$301
$49
$154
$39
115
$239
$46
Q4 2023
Q4 2024
Cash
Unused Borrowing Capacity
SBLC
Borrowings

- As of the end of Q4 2024, we have more than $150 million of available liquidity, including $39 million of cash on hand
- Our amended credit facilities include $400 million of combined borrowing capacity on our U.S. revolving credit and securitization facilities
- Borrowings in Q4 2024 represents amounts outstanding on our U.S. credit facilities related to our acquisition of MRP
- Standby letters of credit ("SBLC") represents amounts outstanding related to workers' compensation

2025 Outlook

Our 2025 Outlook assumes relatively consistent staffing market conditions to start the year, with modest improvement as the year progresses.

For the full year, expect to capture additional market share and to deliver incremental organic revenue growth, and adjusted EBITDA margin and free cash flow expansion.

First Half 2025:

- ***Revenue*** – total Company first half revenue up approximately 10% due to the benefit of the MRP acquisition, up modestly on an organic basis
  - Total Company revenue growth will be slightly higher in Q1 than in Q2 given the May 31, 2024 MRP transaction closing date
- ***GP rate*** – total Company rate up approximately 80 bps reflecting the benefit of the MRP acquisition; organic GP rate roughly flat
- ***Adjusted SG&A*** – increase modestly on a quarterly run rate basis relative to Q4 2024, includes impact of payroll tax and performance-based incentive resets
  - Total D&A of approximately $13.5 million per quarter expected
- ***Adjusted EBITDA margin*** – up 10 bps to approximately 3.6%
- ***Tax rate*** – effective rate in the high teens


9.174

Appendix

We have a focused operating model to drive profitable growth.

Our priorities for each segment are clear. Together, they contribute to a strong, balanced portfolio.

Optimize Operations and Drive Efficiencies ➡ **Accelerate Organic and Inorganic Growth**

	Kelly Professional & Industrial	Kelly Science, Engineering & Technology	Kelly Education	Kelly OCG
Revenue[16]	\$1.5B	\$1.4B[17]	\$1.0B[18]	\$0.5B
GP Rate[16]	17.8%	23.6%[17]	14.4%[18]	31.2%
Adjusted EBITDA Margin[16]	2.4%	6.3%[17]	4.5%[18]	1.3%
Geography	North America	North America	U.S.	Global
Specialties	• Industrial • Contact Center • Office Clerical	• Engineering • Science & Clinical • Technology • Telecom • MRP	• K-12 • Special Ed/Needs • Tutoring • Therapy Services • Executive Search	• MSP[19] • RPO[19] • PPO[19]

Refer to slides 22 and 23 for footnotes.

Sale of European Staffing Operations

With the closing of the European staffing transaction in January 2024, we have **unlocked more than $100 million of capital** to reinvest in organic and inorganic growth in our North American staffing and global MSP and RPO businesses.



European staffing operations 2023 reported results:

- Revenue of $810 million
- GP of $120 million
- Expenses of $119 million

Impact of the sale of our European staffing operations on 2024:

- Reported revenue down 17%
- GP rate improvement of 100 bps
- EBITDA margin improvement of 40 bps

MRP will propel Kelly into a new era of growth.

This acquisition is a transformational step forward on Kelly's journey.

- MRP is a leading specialty talent solutions provider, which has strengthened both the scale and capabilities of Kelly's staffing, consulting and RPO solutions in attractive customer end markets – including technology, financial services and healthcare
- MRP will continue to deliver services through its existing companies and brands, including Motion Recruitment, Sevenstep®, Motion Telco and TG Federal

MRP brings an attractive financial profile.

Revenue	GP Rate	Adj. EBITDA	Adj. EBITDA Margin
2023	2023	2023	2023
$554 million	30%	$37 million	7%

MRP Net Earnings to Adjusted EBITDA Non-GAAP Reconciliation

$ in millions

	2023
Net earnings (loss)	($6.6)
Other (income) expense, net	28.6
Income tax expense (benefit)	9.0
Depreciation & amortization	4.0
EBITDA	$35.0
Non-recurring costs	1.6
Adjusted EBITDA	**$36.6**
Adjusted EBITDA Margin	**6.6%**

Fourth-Quarter 2024 Footnotes

1) Organic excludes the impact of the sale of our EMEA staffing operations in January 2024, the 2024 results of Motion Recruitment Partners ("MRP"), which was acquired as of May 31, 2024 and the 2024 results of Children's Therapy Center ("CTC"), which was acquired as of November 13, 2024;
2) See reconciliation of Non-GAAP Measures included in Form 8-K dated February 13, 2025;
3) Reported includes the impact of the sale of our EMEA staffing operations in January 2024, the 2024 results of MRP, which was acquired as of May 31, 2024, and included in the reported results of operations in SET, from the date of acquisition and the 2024 result of CTC, which was acquired as of November 13, 2024, and included in the reported results of operations in Education, from the date of acquisition;
4) Restructuring adjustments totaled $0.3 million in Q4 2024, while restructuring charges in Q4 2023 related to a comprehensive transformation initiative totaled $7.9 million and included $7.8 million of costs to execute the transformation through the use of an external consultant and $0.1 million of severance. Transaction adjustments in Q4 2024 totaled $0.8 million and reflects a $3.4 million write-off of the MRP earnout liability, partially offset by transaction costs related to the acquisitions of MRP and CTC of $0.4 million and transition costs directly related to the sale of the EMEA staffing operations of $2.2 million, while transaction costs related to the sale of our EMEA staffing operations totaled $6.9 million and included $3.8 million of legal costs and $3.1 million of severance costs in Q4 2023;
5) Goodwill impairment charge of $72.8 million, $54.4 million net of tax or $1.53 per share in Q4 2024 related to changes in market conditions and the result of the Company's annual impairment test related to Softworld;
6) Asset impairment charge of $8.0 million, $6.0 million net of tax or $0.17 per share in Q4 2024 and $13.5 million, $10.1 million net of tax or $0.28 per share in 2024 for certain right-of-use assets related to our leased headquarters facility reflects adjustments to how we are utilizing the building as part of our ongoing transformation efforts. Asset impairment charge of $2.4 million, $1.8 million net of tax or $0.05 per share in 2023 related to impairment of right-of-use assets related to an unoccupied existing office space lease;
7) Integration costs of $3.9 million, $2.9 million net of tax or $0.08 per share in Q4 2024 and $10.0 million, $7.4 million net of tax or $0.21 per share in 2024 related to integrating the MRP acquisition and further aligning processes and technology across the Company;
8) Executive transition costs of $2.3 million, $1.7 million net of tax or $0.05 per share related to non-recurring expenses associated with our CFO transition in Q4 2024;
9) Gain on equity securities of $3.8 million, $3.0 million net of tax or $0.08 per share in Q4 2024, includes a $0.6 million realized gain from the partial sale of our securities and a $3.2 million unrealized gain from the mark-to-market adjustment on our remaining shares;
10) Transaction adjustments of $0.3 million, $0.9 million net of tax or $0.02 per share in Q4 2024 for adjustments related to the acquisitions of MRP and CTC of $2.7 million reflecting a $3.4 million write-off of the MRP earnout liability, net of transaction costs of $0.7 million and an adjustment to the indemnification related to our former Brazil operations of $0.7 million, partially offset by employee termination costs and transition costs directly related to the sale of the EMEA staffing operations of $3.1 million. Transaction costs of $17.9 million, $14.2 million net of tax or $0.40 per share in 2024 for employee termination costs and transition costs directly related to the sale of the EMEA staffing operations of $12.0 million and transaction costs related to the acquisitions of MRP and CTC of $6.6 million, net of the $3.4 million earnout liability write-off, partially offset by an adjustment to the indemnification related to our former Brazil operations of $0.7 million. Transaction costs and employee terminations of $6.9 million, $6.4 million net of tax or $0.18 per share in Q4 2023 and $6.9 million, $6.4 million or $0.17 per share in 2023 directly related to the sale of our EMEA staffing operations in Q1 2024;

Fourth-Quarter 2024 Footnotes (continued)

11) Restructuring of $0.3 million, $0.2 million net of tax or $0.01 per share in Q4 2024 related to a restructuring adjustment and $6.1 million, $4.6 million net of tax or $0.13 per share in 2024 related to a comprehensive transformation initiative and includes $3.0 million of severance and $3.1 million of costs to execute the transformation through the use of an external consultant. Restructuring charges of $7.9 million, $5.9 million net of tax or $0.16 per share in Q4 2023 include $7.8 million of costs to execute the transformation and $0.1 million of severance and $35.5 million, $26.6 million net of tax or $0.72 per share in 2023 related to a comprehensive transformation initiative and include $17.7 million of costs to execute the transformation, $11.6 million of severance, and $0.5 million of lease termination expenses;
12) Tax adjustments on EMEA staffing transaction of $7.7 million or $0.21 per share in Q4 2023 and 2023 includes a $19.1 million valuation allowance related to deferred taxes in the UK, a $15.0 million tax benefit for the outside basis difference on the sale of the EMEA staffing operations and a $3.6 million tax expense adjustment for the tax impact of legal entity restructuring of European subsidiaries;
13) Gain on forward contract of $1.2 million, $1.2 million net of tax or $0.03 per share in 2024 represents the settlement of the foreign currency forward contact in January 2024 related to the sale of our EMEA staffing operations. Loss on forward contract of $3.6 million, $2.7 million net of tax or $0.07 per share in Q4 2023 and 2023 related to a foreign currency forward contract the Company entered into in Q4 2023 to mitigate the exchange rate risk associated with the future cash proceeds for the sale of the EMEA staffing operations;
14) Gain on sale of assets of $5.4 million, $4.0 million net of tax or $0.11 per share represents the sale of Ayers Group in Q2 2024;
15) Gain on sale of EMEA staffing operations of $1.6 million, $0.4 million net of tax or $0.01 per share in 2024 represents the gain related to the sale of our EMEA staffing operations in January 2024;
16) Kelly size and margin profiles are based on 2024 full year results and reflect the completed sale of our EMEA staffing operations in January 2024. Following the sale, our Mexico operations, which were previously included in our International segment, are now included in our P&I segment, and the International segment no longer exists as a reportable segment;
17) Kelly SET revenue, GP rate and Adjusted EBITDA Margin was $1.6B, 24.3% and 6.3%, respectively, including the results of MRP on a proforma basis;
18) Kelly Education revenue, GP rate and Adjusted EBITDA Margin was $1.0B, 14.5%, and 4.6%, respectively, including the results of CTC on a proforma basis;
19) Managed Service Provider ("MSP"); Recruitment Process Outsourcing ("RPO"); Payroll Process Outsourcing ("PPO");